EXHIBIT 4.2.17.1

                                        October 27, 1988
Irrevocable Letter of Credit No. 84179

Chemical Bank,
as agent for the Trustee
under Indenture of
Trust dated as of
October 1, 1988

Dear Sirs:

     At the request, on the instructions and for the account, of The Connecticut Light and Power Company, a Connecticut corporation (the "Company"), we hereby establish this irrevocable Letter of Credit in your favor, as agent for the Trustee under Indenture of Trust dated as of October 1, 1988 between The Industrial Development Authority of the State of New Hampshire (the "Issuer") and Baybank Middlesex (the "Trustee") as Trustee, (the "Indenture") pursuant to which $10,000,000 in aggregate principal amount of the Issuer's Pollution Control Revenue Bonds (The Connecticut Light and Power Company Project) Series 1988 (the "Bonds") were issued.

     We hereby irrevocably authorize you to draw on us in accordance with the terms and conditions hereinafter set forth, an aggregate amount not exceeding $10,833,334 (as reduced from time to time in accordance with the provisions hereof, the "Stated Amount") of which an aggregate amount not exceeding $10,000,000 may be drawn upon with respect to principal of the Bonds (or the principal portion of the purchase price of Bonds purchased pursuant to
Section 2.4 of the Indenture) and of which an aggregate amount not exceeding $833,334 (representing 200 days of interest at 15% per annum) may be drawn upon with respect to interest on the Bonds (or the interest portion of the purchase price of Bonds purchased pursuant to Section 2.4 of the Indenture).

     Subject to the foregoing and the further provisions of this Letter of Credit, a demand for payment may be made by you by presentation to us at 299 Park Avenue, New York, New York 10171 (Attention: Letter of Credit Department) of your sight draft(s), accompanied by your drawing certificate:

     (a) in the form of Annex A attached hereto (an "A Drawing") if the drawing is made with respect to the payment of principal of the Bonds upon the acceleration, redemption or stated maturity thereof;

     (b) in the form of Annex B attached hereto (a "B Drawing") if the drawing is made with respect to the payment of interest on the Bonds on or prior to their stated maturity date;

     (c) in the form of Annex C attached hereto (a "C Drawing") if the drawing is made with respect to the payment of the portion of the purchase price of Bonds tendered for purchase pursuant to Section 2.4 of the Indenture ("Pledged Bonds") equal to the principal amount of such Bonds; and

     (d) in the form of Annex D attached hereto (a "D Drawing") if the drawing is made with respect to the payment of the portion of the purchase price of Pledged Bonds equal to the amount of accrued and unpaid interest on such Bonds.

     The aforesaid certificates, which form an integral part of this Letter of Credit, shall have all blanks appropriately filled in and shall be signed by your authorized officer, and any sight draft and the aforesaid certificates shall be either in the form of a letter on your letterhead or a communication by telecopy or tested telex. Any telecopy or tested telex pursuant to which a drawing is made hereunder shall be promptly confirmed to us in a letter on your letterhead.

     Each sight draft drawn under this credit must bear on its face the clause "Drawn under Union Bank of Switzerland, New York Branch Letter of Credit No. 84179".

     Demand for payment may be made by you under this Letter of Credit prior to the expiration hereof at any time during the Bank's business hours at its aforesaid address, on a Business Day (as hereinafter defined). As used herein the term "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York and in the cities in which the principal offices of the Trustee, the Registrar, the Paying Agent, and the Tender Agent (all as defined in the Indenture) are located are required by law, regulation or executive order to close or on which such banks are generally voluntarily closed for business in such locations and on which the New York Stock Exchange is open. If demand for payment is made by you hereunder at or prior to 1:00 P.M., New York City time, on a Business Day, and provided that such demand for payment and the documents presented in connection therewith conform to the terms and conditions hereto, payment shall be made to you of the amount demanded, in immediately available funds, not later than 3:00 P.M., New York City time, on the same Business Day. If demand for payment is made by you hereunder after 1:00 P.M., New York City time, on a Business Day, and provided that such demand for payment and the documents presented in connection therewith conform to the terms hereof, payment shall be made to you of the amount demanded, in immediately available funds, not later than 10:00 A.M., New York City time, on the next succeeding Business Day.

     The demand for payment hereunder shall not exceed the Stated Amount. The Stated Amount shall be reduced by delivery to us of your certificate in the form of Annex E in the amount specified in such certificate.

     The Stated Amount shall also be reduced by the amount of any drawing hereunder, except that (i) the amount of each B Drawing in respect of interest shall forthwith be restored unless we shall notify you no later than 16 days after a drawing in respect of interest that the same shall not be restored by reason of the failure of the Company to have reimbursed such drawing; and (ii) the amount of each C Drawing and D Drawing shall be restored upon release by us of the Pledged Bonds in respect of which such C Drawing and D Drawing were made.

     This Letter of Credit shall expire at our close of business at our aforesaid address on the earlier to occur of (i) the Expiration Date (or if the same is not a Business Day, the first Business Day following the Expiration Date) or (ii) the date on which we receive from the Trustee a certificate in the form of Annex F hereto. This Letter of Credit shall be promptly surrendered to us by you upon such expiration. The Expiration Date shall initially be August 19, 1993 and shall be automatically extended for successive additional twelve month periods unless we shall give you, not later than fifty-one months prior to the then-current Expiration Date, written notice of our election not so to extend the Expiration Date.

     This Letter of Credit sets forth in full the terms of our undertaking, and this undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein or in which this Letter of Credit is referred to or to which this Letter of Credit relates, and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement.

     This Letter of Credit is transferable in its entirety (but not in part) to any transferee who has succeeded Baybank Middlesex as Trustee under the Indenture and may be successively transferred. Transfer of this Letter of Credit to such transferee shall be effected by the presentation to us of this Letter of Credit accompanied by a certificate substantially in the form of Annex G attached hereto.

     Only you (or a transferee as permitted by the terms of this Letter of Credit) may make drawings under this Letter of Credit. Upon the payment to you or your account of the amount specified in a sight draft drawn hereunder, we shall be fully discharged on our obligation under this Letter of Credit with respect to such draft, and we shall not thereafter be obligated to make any further payments under this Letter of Credit in respect of such draft to you or to any other person who may have made to you or who makes to you a demand for payment of the purchase price or principal of, or interest on, any Bond.

     Except as otherwise stated, this Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1983 Revision), International Chamber of Commerce Publication No. 400 and, to the extent the same are not dispositive, this Letter of Credit shall be governed by, and construed in accordance with, New York law.

     Communications to us with respect to this Letter of Credit shall be in writing and be addressed to us at 299 Park Avenue, New York, New York 10171 (Attention: Letter of Credit Department), specifically referring to the number of this Letter of Credit. Communications to you with respect to this Letter of Credit shall be in writing and be addressed to you at 55 Water Street, Room 505, New York, New York.

Very truly yours,

UNION BANK OF SWITZERLAND, NEW YORK BRANCH
By: /s/Charles E. Arnold
By: /s/Susan E. Zieg
Annex A
DRAWING CERTIFICATE
[Date]

Union Bank of Switzerland,
New York Branch
299 Park Avenue
New York, New York 10171

Attention: Letter of Credit Department

Re: Drawing Certificate

Gentlemen:

     Chemical Bank (the "Beneficiary") hereby certifies to Union Bank of Switzerland, New York Branch (the "Bank") with reference to Irrevocable Letter of Credit No. 84179 (the "Letter of Credit"; the terms "Bonds", "Indenture", "Stated Amount" and "Trustee" as used herein having their respective meanings set forth in the Letter of Credit) that:

     1. The Beneficiary is the agent for the Trustee under the Indenture.

     2. The Beneficiary is making a demand for payment under the Letter of
Credit with respect to $       to be used for the payment of principal of the
Bonds.

     3. The amount of this demand for payment was computed in accordance with the terms and conditions of the Bonds and the Indenture and is made in accordance with Section 5.7 of the Indenture.

     4. The amount of principal of the Bonds which is due and payable is $ and is the amount of the sight draft accompanying this Certificate.

     5. The amount hereby demanded does not exceed the portion of the Stated Amount available to be drawn under the Letter of Credit in respect of principal of the Bonds.

     6. Upon receipt by the Beneficiary of the amount demanded hereby, (a) the Beneficiary will apply the same directly to the payment when due of the appropriate amount owing on account of the Bonds pursuant to the Indenture,
(b) no portion of said amount shall be applied by the Beneficiary for any other purpose, and (c) no portion of said amount shall be commingled with other funds held by the Beneficiary.

     IN WITNESS WHEREOF, the Beneficiary has executed and delivered this
Certificate as of the     day of     , 19   .

CHEMICAL BANK, as agent for the Trustee

By:

Annex B
DRAWING CERTIFICATE
[Date]

Union Bank of Switzerland,
New York Branch
299 Park Avenue
New York, New York 10171

Attention: Letter of Credit Department

Re: Drawing Certificate

Gentlemen:

     Chemical Bank (the "Beneficiary") hereby certifies to Union Bank of Switzerland, New York Branch (the "Bank") with reference to Irrevocable Letter of Credit No. 84179 (the "Letter of Credit"; the terms "Bonds", "Indenture", "Stated Amount" and "Trustee" as used herein having their respective meanings set forth in the Letter of Credit) that:

     1. The Beneficiary is the agent for the Trustee under the Indenture.

     2. The Beneficiary is making a demand for payment under the Letter of
Credit with respect to $         to be used for the payment of interest on
the Bonds on or prior to their stated maturity date.

     3. The amount of this demand for payment was computed in accordance with the terms and conditions of the Bonds and the Indenture and is demanded in accordance with Section 5.7 of the Indenture.

     4. The amount of interest on the Bonds which is due and payable is $ , and is the amount of the sight draft accompanying this Certificate.

     5. The amount hereby demanded does not exceed the portion of the Stated Amount available to be drawn under the Letter of Credit in respect of interest on the Bonds.

     6. Upon receipt by the Beneficiary of the amount demanded hereby, (a) the Beneficiary will apply the same directly to the payment when due of the appropriate amount owing on account of the Bonds pursuant to the Indenture,
(b) no portion of said amount shall be applied by the Beneficiary for any other purpose, and (c) no portion of said amount shall be commingled with other funds held by the Beneficiary.

     IN WITNESS WHEREOF, the Beneficiary has executed and delivered this
Certificate as of the        day of        , 19     .

CHEMICAL BANK, as agent for the Trustee

By:

Annex C
DRAWING CERTIFICATE
[Date]

Union Bank of Switzerland,
New York Branch
299 Park Avenue
New York, New York 10171

Attention: Letter of Credit Department

Re: Drawing Certificate

Gentlemen:

     Chemical Bank (the "Beneficiary") hereby certifies to Union Bank of Switzerland, New York Branch (the "Bank") with reference to Irrevocable Letter of Credit No. 84179 (the "Letter of Credit" the terms "Bonds", "Indenture", "Pledged Bonds", "Stated Amount" and "Trustee" as used herein having their respective meanings set forth in the Letter of Credit) that:

     1. The Beneficiary is the agent for the Trustee under the Indenture.

     2. The Beneficiary is making a demand for payment under the Letter of Credit to be applied to the payment of the portion of the purchase price of Bonds tendered for purchase pursuant to Section 2.4 of the Indenture, equal to the principal amount thereof.

     3. The amount of this demand for payment was computed in accordance with the terms and conditions of the Bonds and the Indenture and is made in accordance with Section 5.7 of the Indenture.

     4. The amount of the portion of the purchase price equal to the
principal amount of such Bonds is $       , and is the amount of the sight
draft accompanying this Certificate.

     5. The amount hereby demanded does not exceed the portion of the Stated Amount available to be drawn under the Letter of Credit in respect of principal of the Bonds.

     6. Upon receipt by the Beneficiary of the amount demanded hereby, (a) the Beneficiary will apply the same directly to the payment when due of the appropriate amount owing on account of the purchase price of Pledged Bonds pursuant to the Indenture, (b) no portion of said amount shall be applied by the Beneficiary for any other purpose, and (c) no portion of said amount shall be commingled with other funds held by the Beneficiary.

     IN WITNESS WHEREOF, the Beneficiary has executed and delivered this
Certificate as of the      day of     , 19    .

CHEMICAL BANK, as agent for the Trustee


By:
Annex D

DRAWING CERTIFICATE
[Date]

Union Bank of Switzerland,
New York Branch
299 Park Avenue
New York, New York 10171

Attention: Letter of Credit Department

Re: Drawing Certificate

Gentlemen:

     Chemical Bank (the "Beneficiary") hereby certifies to Union Bank of Switzerland, New York Branch (the "Bank") with reference to Irrevocable Letter of Credit No. 84179 (the "Letter of Credit"; the terms "Bonds", "Indenture", "Pledged Bonds", "Stated Amount" and "Trustee" as used herein having their respective meanings set forth in the Letter of Credit) that:

     1. The Beneficiary is the agent for the Trustee under the Indenture.

     2. The Beneficiary is making a demand for payment under the Letter of Credit to be applied to the payment of the purchase price of Bonds tendered for purchase pursuant to Section 2.4 of the Indenture, equal to the amount of accrued and unpaid interest on such Bonds to the date of purchase thereof.

     3. The amount of this demand for payment was computed in accordance with the terms and conditions of the Bonds and the Indenture and is made in accordance with Section 5.7 of the Indenture.

     4. The amount of such portion of the purchase price equal to accrued and
unpaid interest on such Bond to the date of purchase thereof is $      , and
is the amount of the sight draft accompanying this Certificate.

     5. The amount hereby demanded does not exceed the portion of the Stated Amount available to be drawn under the Letter of Credit in respect of interest on the Bonds.

     6. Upon receipt by the Beneficiary of the amount demanded hereby, (a) the Beneficiary will apply the same directly to the payment when due of the appropriate amount owing on account of the purchase price of Pledged Bonds pursuant to the Indenture, (b) no portion of said amount shall be applied by the Beneficiary for any other purpose, and (c) no portion of said amount shall be commingled with other funds held by the Beneficiary.

     IN WITNESS WHEREOF, the Beneficiary has executed and delivered this
Certificate as of the       day of       , 19  .

CHEMICAL BANK, as agent for the Trustee


By:
ANNEX E
[Date]

Union Bank of Switzerland,
New York Branch
299 Park Avenue
New York, New York 10171

Attention: Letter of Credit Department

Re: Irrevocable Letter of Credit No. 84179

Gentlemen:

     Chemical Bank (the "Beneficiary") hereby certifies to Union Bank of Switzerland, New York Branch (the "Bank") with reference to Irrevocable Letter of Credit No. 84179 (the "Letter of Credit"; the terms "Bonds", "Indenture", "Stated Amount" and "Trustee" as used herein having their respective meanings set forth in the Letter of Credit) that:

     1. The Beneficiary is the agent for the Trustee under the Indenture.

     2. The Beneficiary hereby notifies you that on or prior to the date
hereof $         principal amount of the Bonds have been paid, redeemed or
defeased pursuant to the Indenture from Priority amounts (as defined in the Indenture).

     3. Following the payment, redemption or the defeasance referred to in paragraph (2) above, the aggregate principal amount of all of the Bonds
outstanding is $          .

     4. The amount of interest (computed at a rate of 15% per annum), accruing on the Bonds referred to in paragraph (3) above in any period of 200
days is $           .

     5. The amount available to be drawn by the Beneficiary under the Letter of Credit in respect of interest on the Bonds or the portion of the purchase
price of Pledged Bonds equal to accrued interest is reduced to $        (such
amount being equal to the amount specified in paragraph 4 above) upon receipt by the Bank of this certificate.

     6. The Stated Amount of the Letter of Credit is reduced to $
(such amount being equal to the sum of the amounts specified in paragraphs 3, and 4 above), upon receipt by the Bank of this certificate.

     IN WITNESS WHEREOF, the Beneficiary has executed and delivered this
Certificate this         day of              , 19   .

CHEMICAL BANK, as agent for the Trustee


By:






Annex F
[Date]

Union Bank of Switzerland,
New York Branch
299 Park Avenue
New York, New York 10171

Attention: Letter of Credit Department

Re: Irrevocable Letter of Credit No. 84179

Gentlemen:

     Chemical Bank (the "Beneficiary") hereby certifies to Union Bank of Switzerland, New York Branch (the "Bank") with reference to Irrevocable Letter of Credit No. 84179 (the "Letter of Credit"; the terms "Bonds", "Indenture" and "Trustee" as used herein having their respective meanings set forth in the Letter of Credit) that:

     1. The Beneficiary is the agent for the Trustee under the Indenture.

     2. The Beneficiary hereby notifies you that all Bonds have been paid, redeemed or defeased pursuant to the Indenture from Priority Amounts (as defined in the Indenture) or the Letter of Credit is no longer required to be maintained pursuant to the Indenture.

     3. The Letter of Credit is attached hereto and is being surrendered to you herewith.

     IN WITNESS WHEREOF, the Beneficiary has executed and delivered this
Certificate this       day of      , 19     .

CHEMICAL BANK, as agent for the Trustee

By:
Annex G
[Date]

Union Bank of Switzerland,
New York Branch
299 Park Avenue
New York, New York 10171

Dear Sirs:

     We refer to Letter of Credit No. 84179, issued in favor of CHEMICAL
BANK, as agent for the Trustee in the amount of $       .

     For value received we hereby irrevocably transfer to              ,
hereinafter referred to as the transferee, all rights of the undersigned to draw under the above Letter of Credit in its entirety.

     By this transfer, all rights of the undersigned in such Letter of Credit are transferred to the transferee and the transferee shall have the sole rights relating to any amendments whether increases or extensions or other amendments and whether now existing or hereafter made. All amendments are to be advised direct to the transferee without necessity of any consent of or notice to the undersigned.

     The Letter of Credit is returned herewith.

     Please notify the transferee of this transfer and the conditions of the Letter of Credit.

     In connection with the above transactions, we herewith hand you our check to the order of Union Bank of Switzerland, New York Branch for $ representing its transfer fee, which is to be considered earned whether or not any drafts are drawn and whether or not payments are made under the above Letter of Credit. We also agree to pay to you on demand any expenses which may be incurred by you in connection with this transfer.

Very truly yours,


(Signature of Transferer)

SIGNATURE AUTHENTICATED


(Bank)


(Authorized Signature)